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                                                                    Exhibit 23.2







                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of Comerica Incorporated for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 18, 2000, with respect to the consolidated financial statements of Comerica Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP

December 13, 2000
Detroit, Michigan